Exhibit 99

National City Corporation
1900 E. 9th St.
Cleveland, OH 44114-3484
NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jennifer Hammarlund	Kristen Baird Adams
216-222-9849	216-222-8202
jennifer.hammarlund@nationalcity.com	kristen.bairdadams@nationalcity.com
NATIONAL CITY ANNOUNCES ADDITIONAL
STOCK REPURCHASE AUTHORIZATION
     CLEVELAND, OH –October 24, 2005 – The Board of Directors of National City Corporation (NYSE: NCC) has authorized the repurchase of up to 40 million shares of outstanding common stock, subject to an aggregate purchase limit of $1.6 billion. This new authorization will be incremental to the previously announced 25 million share repurchase authorized in December 2004. There are less than two million shares remaining under the existing authorization. The shares will be acquired either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at NationalCity.com.
###